UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 29, 2013

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective May 31, 2013, the registrant’s board of directors increased the size of its board from six to seven and elected Bobby D. O’Brien to fill the newly created vacancy and to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.

Mr. O’Brien is an employee of Contran Corporation, a privately held parent of the registrant (“Contran”), who, along with other employees of Contran, provides services to the registrant under an intercorporate services agreement between Contran and the registrant.    For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2013 proxy statement filed as a Definitive Schedule 14A with the U.S. Securities and Exchange Commission on April 29, 2013, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the proxy statement, which discussion is also incorporated herein by reference.

Mr. O’Brien, age 56, was appointed by the registrant’s board of directors as an executive vice president on May 29, 2013 and also has served as president of Kronos Worldwide, Inc., an affiliate of the registrant (“Kronos Worldwide”), since May 23, 2013.  He served as Kronos Worldwide’s executive vice president from February 2013 to May 2013.  From 2009 to December 2012, he served as chief executive officer of Titanium Metals Corporation, a former publicly held affiliate of the registrant, and as its president from prior to 2008 to December 2012.  Mr. O’Brien has served as chief financial officer and vice president of Valhi, Inc., a publicly held parent of the registrant, and Contran since prior to 2008.  Mr. O’Brien has served in financial and accounting positions with various companies related to the registrant and Contran since 1988.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2013 annual meeting of stockholders on May 29, 2013.  At the close of business on the record date for the annual meeting 2,392,107 shares of the registrant’s class A common stock and 10,000,000 shares of the registrant’s class B common stock were issued and outstanding and eligible to vote at the meeting.  Each share of the registrant’s class A common stock entitles its holder to one vote.  Each share of the registrant’s class B common stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters.

At the 2013 annual meeting, the registrant’s stockholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2013.  Stockholders present at the 2013 annual meeting, either in person or by proxy, represented 98.6% of the 12,392,107 votes eligible at the meeting to vote on all matters other than the election of directors and 99.8% of the 102,392,107 votes eligible at the meeting for the election of each director nominee.

Proposal 1:                                Election of Directors

The registrant’s stockholders elected David A. Bowers, Norman S. Edelcup, Edward J. Hardin, Ann Manix, George E. Poston and Steven L. Watson as directors.  Each director nominee received votes “For” his election from at least 99.4% of the eligible votes for the election of each director.

Proposal 2:	Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s stockholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2013 proxy statement.  The resolution received the approval from 98.4% of the eligible votes for this proposal at the annual meeting.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 31, 2013, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including the exhibit, the registrant furnishes in this report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 31, 2013 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: May 31, 2013	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

99.1	Press release dated May 31, 2013 issued by the registrant.